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                                                                      EXHIBIT 21

                        PACIFICARE HEALTH SYSTEMS, INC.

                              LIST OF SUBSIDIARIES

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
                NAME OF SUBSIDIARY                  STATE OF INCORPORATION/PARTNERSHIP
                ------------------                  ----------------------------------
CRM Insurance Services, Inc.                        California
FHP International Corporation                       Delaware
FHP Reinsurance Limited                             Bermuda
Health Maintenance Life, Inc.                       Guam
PacifiCare Behavioral Health of California, Inc.    Delaware
PacifiCare Behavioral Health, Inc.                  Delaware
PacifiCare Benefit Administrators, Inc.             Washington
PacifiCare Credentialing, Inc.                      California
PacifiCare Dental and Vision                        California
PacifiCare Dental of Colorado, Inc.                 Colorado
PacifiCare Health Plan Administrators, Inc.         Indiana
PacifiCare Life and Health Insurance Company        Indiana
PacifiCare Life Assurance Company                   Colorado
PacifiCare Life Insurance Company                   Arizona
PacifiCare of Arizona, Inc.                         Arizona
PacifiCare of California                            California
PacifiCare of Colorado, Inc.                        Colorado
PacifiCare of Nevada, Inc.                          Nevada
PacifiCare of Ohio, Inc.                            Ohio
PacifiCare of Oklahoma, Inc.                        Oklahoma
PacifiCare of Oregon, Inc.                          Oregon
PacifiCare of Texas, Inc.                           Texas
PacifiCare of Washington, Inc.                      Washington
PacifiCare Operations, Inc.                         Delaware
PacifiCare Pharmacy Centers, Inc.                   California
PacifiCare Ventures, Inc.                           California
PC-CWD Vista Associates                             California
Secure Horizons USA, Inc.                           California
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